For the six months ended (a) 11/30/96
File number (c) 811-5206

                          SUB-ITEM 770
          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer:
     Forasol -Foramer N.V.

2.   Date of Purchase:
     5/10/96

3.   Number of Securities Purchased:
     20,000

4.   Dollar Amount of Purchase:
     $240,000

5.   Price Per Unit:
     $12.00

6.   Name(s) of Underwriter(s)
     or Dealer(s) from whom Purchased:
     Salomon Brothers Inc.
     Jefferies & Company, Inc.
     Credit Lyonnais Securities (USA) Inc.

7.   Other Underwriters in Syndicate:
     Bear,  Stearns & Co. Inc.
     Donaldson, Lufkin & Jenrette Securities Corporation
     Prudential Securities Incorporated
     Robert W. Baird & Co. Incorporated
     EVEREN Securities, Inc.
     Gabelli & Company, Inc.
     Johnson Rice & Company L.L.C.
     Ladenburg, Thalmann & Co. Inc.
     Rauscher Pierce Refsnes, Inc.
     Rodman & Renshaw, Inc.
     Simmons & Company International
     Southcoast Capital Corp.
     Southeast Research Partners, Inc.
     Sterne, Agee & Leach, Inc.
     Williams Mackay Jordan & Co., Inc.